EXHIBIT 99.1

Reduction of COMMITment NOTICE

Date: November 3, 2015

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 31, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among RPC, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

Pursuant to Section 2.06 of the Agreement, this serves as notice to reduce the Aggregate Commitments by $225,000,000, with the remaining Aggregate Commitments totaling $125,000,000. Accordingly, the reduction will be applied to the Commitment of each Lender according to its Applicable Percentage, with a revised Schedule 2.01 attached.

RPC, INC.

By:	/s/ Richard A. Hubbell

Name:	RICHARD A. HUBBELL

Title:	PRESIDENT & CEO

Schedule 2.01

Commitments and Applicable Percentages

Lender	Existing Commitment	New Commitment	Applicable Percentage
Bank Of America, N.A	$60,000,000.00	$21,428,571.43	17.142857143%
SunTrust Bank	$60,000,000.00	$21,428,571.43	17.142857143%
Regions Bank	$60,000,000.00	$21,428,571.43	17.142857143%
PNC Bank, National Association	$60,000,000.00	$21,428,571.43	17.142857143%
Wells Fargo Bank, National Association	$40,000,000.00	$14,285,714.29	11.428571429%
Branch Banking & Trust Company	$40,000,000.00	$14,285,714.29	11.428571429%
First Commercial Bank, a division of Synovus Bank	$30,000,000.00	$10,714,285.70	8.571428571%
Total	$350,000,000.00	$125,000,000.00	100.000000000%